Exhibit 10.2

SECURED PROMISSORY NOTE

$14,000,000.00	Salt Lake City, Utah
March 17, 2011

FOR VALUE RECEIVED, UTAH MEDICAL PRODUCTS, INC., a Utah corporation (“Borrower”), whose mailing address is 7043 South 300 West, Midvale, Utah 84047, promises to pay to the order of JPMORGAN CHASE BANK, N.A., a national banking association (“Lender”), at its office at 201 South Main Street, Suite 300, Salt Lake City, Utah 84111, or at such other place as Lender may from time to time designate in writing, the principal sum of FOURTEEN MILLION AND NO/100 DOLLARS ($14,000,000.00), or so much thereof as shall from time to time be disbursed under that certain Credit Agreement (as it may be amended, modified, extended, and renewed from time to time, the “Loan Agreement”) of even date herewith between Borrower and Lender, together with accrued interest from the date of disbursement on the unpaid principal at the applicable rate as set forth in the Loan Agreement.  This Secured Promissory Note (as it may be amended, modified, extended, and renewed from time to time, the “Note”) is issued pursuant to, entitled to the benefits of, and referred to as the “Note” in the Loan Agreement.  By this reference the Loan Agreement is incorporated herein and made a part hereof.  In the event of any inconsistency between the provisions of this Note and the provisions of the Loan Agreement, the Loan Agreement shall control.

All payments of principal and interest shall be made in lawful money of the United States of America in cash, Federal or immediately available funds at the place for payment set forth in the Agreement referred to below.

Terms defined in the Agreement are used herein with the same meanings.  Reference is made to the Agreement for provisions for the voluntary and mandatory prepayment hereof and the acceleration of the maturity hereof.

This Note shall bind the Borrower and the Borrower’s successors and assigns.  The Borrower and all endorsers (i) waive presentment, protest and notice of dishonor, (ii) agree that no extension or indulgence to the Borrower, whether with or without notice, shall affect the obligations of any endorser, and (iii) agree to reimburse the Lender and any other holder of this note for any and all reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees and costs) incurred in collecting or attempting to collect any and all principal and interest on this note.

This note shall be governed by and construed in accordance with the laws of the State of Utah.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year first above written.

UTAH MEDICAL PRODUCTS, INC.
a Utah corporation

By: /s/ Paul O. Richins
Name: Paul O. Richins
Title: V.P.
“Borrower”